This document is a copy of the Current Report on Form 8-K filed on May 2, 1996 pursuant to a Rule 201 temporary hardship exemption.

Item 1.  Acquisition or Disposition of Assets.

On April 16, 1996, the Registrant, Ridgewood Electric Power Trust IV, acquired an interest in a 12.3 megawatt capacity electrical generating station (the "Providence Project") located at the Central Landfill in Johnston, Rhode Island. The Providence Project uses eight reciprocating engines fueled by methane gas generated and collected from the landfill. The Project's electricity output is sold to New England Power Corporation under a long-term contract terminating in 2021.

The Registrant and Ridgewood Electric Power Trust III, a Delaware business trust ("Ridgewood Power III"), organized a Delaware limited partnership, Ridgewood Providence Power Partners, L.P. (the "Partnership") to act as owner of the Providence Project. The Registrant contributed an aggregate of $12,850,000 to the capital of the Partnership and its corporate general partner and owns a 64.3% equity interest in each, and Ridgewood Power III contributed an aggregate of $7,130,000 to those same entities and owns a 35.7% interest in each. The Registrant funded its capital contributions to the Partnership and its general partner from the net proceeds of its private placement offering of shares of beneficial interest. Distributions and allocations of income, loss and tax items from the Providence Project will be divided between the two trusts in proportion to their capital contributions (except for a one percent allocation to the corporate general partner).

    The Partnership purchased the Providence Project from Northeast Landfill Power Joint Venture, an Illinois general partnership (the "Seller") between Northeast Landfill Power Company and Johnson Natural Power Corporation (the "Venturers"). Neither the Seller nor the Venturers have material relationships with the Registrant and its affiliates and the purchase price was determined through arm's length negotiations.

    The purchase price for the assets of the Providence Project was $10,300,000, of which $500,000 is being withheld by the Partnership and the Seller in a joint account pending completion of a post-closing performance test for the system that collects gas from the landfill. The $500,000 will be paid to the Seller if the performance criteria are met. If not, the Partnership may apply those funds to improvements in the gas collection system.

    In addition, in order to obtain the consent of lenders to the Project and of the owner of the landfill to the transaction, the Partnership prepaid $3,000,000 in principal amount of debt encumbering the Providence Project and $925,000 in gas royalties to the landfill owner, Rhode Island Solid Waste Management Corp. Together with other expenses of the acquisition, the total investment by the Trust and Ridgewood Power IV in the assets acquired was $14,700,000. The remaining $5,300,000 of the Partnership's capitalization is to be applied to reserves for capital improvements and expansion of the Providence Project and to working capital.

The gas supply is currently being purchased under an existing contract expiring in 2021 at a fixed price equal to 15% of the Providence Project's gross revenues.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    The audited historical and unaudited pro forma financial statements required by Regulation S-K are in preparation and cannot be furnished at this time. They will be provided by amendment to this Current Report no later than July 2, 1996.

    (c)  Exhibits.



Exhibit No.   Item

   2     Asset Acquisition Agreement by and
         among Northeast Landfill Power  Joint Venture,
         Northeast Landfill Power Company, Johnson
         Natural Power Corporation and Ridgewood
            Providence Power Partners, L.P. (to be filed by amendment due to inability to convert document to EDGAR format)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST IV


                         By: /s/ Robert K. Brady
                             Robert K. Brady, Senior Vice
                              President and Chief Financial
                              Officer